EXHIBIT 32

In connection with the quarterly report of EFLO Energy, Inc. (the “Company”) on Form 10-Q for the period ended February 28, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Al Conrad Kerr Jr., Principal Executive Officer and Matthew Anderson, Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 14, 2015

/s/ Al Conrad Kerr Jr. Al Conrad Kerr Jr. Principal Executive Officer

Date: April 14, 2015

/s/ Matthew Anderson Matthew Anderson Principal Financial Officer